UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012 (June 7, 2012)

CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54474	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Officers

On June 7, 2012, in connection with the resignation of Steven M. Sherwyn, the Chief Financial Officer and Treasurer of Care Investment Trust Inc. (the “Company”), which resignation is effective as of June 23, 2012, the Company’s Board of Directors appointed Joseph B. Sacks, CPA, as principal accounting officer of the Company and Salvatore (Torey) V. Riso, Jr. as principal financial officer of the Company, in each case, effective as of June 23, 2012. Mr. Sacks and Mr. Riso will serve in these positions until a Chief Financial Officer has been identified to replace Mr. Sherwyn.

Mr. Sacks, 43, has been the Controller for the Company since March of 2011. He is employed by Mariner Investment Group LLC (“Mariner”), an affiliate of TREIT Management LLC (“TREIT” or the “Advisor”), the Company’s Advisor. Mr. Sacks’ salary is not paid by the Company; rather, he provides services to the Company as its Controller through the services agreement that is in place between TREIT and the Company (the “Services Agreement”). However, the Company in its discretion may award Mr. Sacks additional compensation pursuant to his role as Controller of the Company. For additional detail regarding our Advisor and the Services Agreement, please see the section titled “Certain Relationships and Related Transactions” of the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on April 25, 2012 (the “Proxy Statement”). For the five years prior to joining Mariner, Mr. Sacks was with the public accounting firm BDO USA, LLP (“BDO”). During his tenure with BDO, he held positions of increasing responsibility, including as Senior Manager. Specifically, Mr. Sacks was in charge of performing audits for both domestic and multinational entities, some of which were publicly held. At BDO, Mr. Sacks was also involved with public offering engagements. Mr. Sacks’ knowledge and expertise were recognized when he was asked to perform internal quality control inspections for BDO and to become a facilitator at BDO’s National Training Programs. Mr. Sacks has been a Certified Public Accountant (NY) since 1992 and graduated magna cum laude from Pace University in 1990 where he earned both Bachelor and Master of Business Administration degrees.

Mr. Riso, 50, has been the President and Chief Executive Officer for the Company since December of 2009. Mr. Riso will maintain his role as President and Chief Executive Officer. For additional information on Mr. Riso, including his biography, compensation and employment agreement with the Company, please see the sections of the Proxy Statement titled “Proposal 1: Election of Directors - Information Regarding the Nominees for Election” and “Executive Compensation.”

For information regarding any related party transactions involving the Company and Mr. Riso or Mr. Sacks required to be reported pursuant to Item 404(a) of Regulation S-K, please see the section of the Proxy Statement titled “Certain Relationships and Related Transactions.”

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on June 7, 2012. A total of 10,085,813 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 98.63% of the Company’s shares outstanding as of the April 5, 2012 record date. The matters submitted for a vote and the respective results are as follows:

Proposal 1—The election of seven (7) nominees to the Board of Directors: Michael G. Barnes (Chairman), Geoffrey N. Kauffman (Vice-Chairman), William A. Houlihan, Jonathan Ilany, Salvatore (Torey) V. Riso, Jr., J. Rainer Twiford and Jean-Michel (Mitch) Wasterlain.

Michael G. Barnes (Chairman)

Votes For	Withheld	Broker Non-Votes
9,532,514	4,300	548,999

Geoffrey N. Kauffman (Vice-Chairman)

Votes For	Withheld	Broker Non-Votes
9,532,514	4,300	548,999

William A. Houlihan

Votes For	Withheld	Broker Non-Votes
9,532,205	4,609	548,999

Jonathan Ilany

Votes For	Withheld	Broker Non-Votes
9,513,504	23,310	548,999

Salvatore (Torey) V. Riso, Jr.

Votes For	Withheld	Broker Non-Votes
9,532,497	4,317	548,999

J. Rainer Twiford

Votes For	Withheld	Broker Non-Votes
9,532,205	4,609	548,999

Jean-Michel (Mitch) Wasterlain

Votes For	Withheld	Broker Non-Votes
9,532,505	4,309	548,999

There were no votes cast against any director. Proposal 2—Ratification of the selection of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Abstain
10,081,373	4,440	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2012

CARE INVESTMENT TRUST INC.

By:	/s/ Salvatore (Torey) V. Riso, Jr.
Name: Salvatore (Torey) V. Riso, Jr.
Title: President and Chief Executive Officer